Exhibit 99

Investor Contact:

Richard E. Fish

Chief Financial Officer

256-382-3827

richard.fish@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM REPORTS 2008 FIRST QUARTER RESULTS

Huntsville, Ala.—(May 15, 2008)— ITC^DeltaCom, Inc. (OTC: ITCD.OB), a leading provider of integrated communications services to customers in the southeastern United States, today reported its operating and financial results for the quarter ended March 31, 2008.

For the quarter ended March 31, 2008, ITC^DeltaCom reported total operating revenues of $124.8 million, a net loss of $(5.9) million, and adjusted EBITDA* of $20.8 million.

“The first quarter of 2008 was a continuation of the solid results that we have reported over recent quarters,” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. He continued, “Our adjusted EBITDA increased significantly in the first quarter while we have continued to invest in products such as Simpli-Business and our new Simpli-Mobile offering to provide our customers with unparalleled office communications solutions.”

Among its operating highlights for the first quarter, ITC^DeltaCom:

•	increased adjusted EBITDA by 19.2% over the first quarter of 2007 and by 6.1 % over the fourth quarter of 2007;

•

increased business local, data and Internet revenues for the eighth consecutive quarter, generating an increase of $6.5 million, or 8.3%, over the first quarter of 2007 and an increase of $2.0 million, or 2.4%, over the fourth quarter of 2007;

•	increased total operating revenues 2.4% over the first quarter of 2007 and 2.3% over the fourth quarter of 2007;

•	ended the first quarter of 2008 with 423,899 retail local voice lines in service, of which 82.5% were provided on its own network, up from 76.6% at the end of the first quarter of 2007;

•	increased its core, facilities-based business voice lines in service by approximately 10,000 lines over the fourth quarter of 2007;

•	reduced its cost of services and equipment from 47.7% of revenues in the first quarter of 2007 to 46.8% in the first quarter of 2008;

•	reduced its selling, operations and administrative expenses from 38.6% in the first quarter of 2007 to 37.1% in the first quarter of 2008;

•

generated $16.8 million in net cash provided by operating activities, which represented an increase of $10.4 million, or 163.4%, over the first quarter of 2007, and an increase of $3.1 million, or 22.6%, over the fourth quarter of 2007; and

•	increased adjusted unlevered free cash flow** 111.7% over the first quarter of 2007 and 8.7% over the fourth quarter of 2007.

“Our significant increases in adjusted EBITDA and adjusted unlevered free cash flow during the first quarter reflect our continued focus on driving cost efficiencies in the business as well as our growth in our core local business customer segment,” said Richard E. Fish, ITC^DeltaCom’s Executive Vice President and Chief Financial Officer.

*	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, stock-based compensation, restructuring expenses and other income or loss all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted EBITDA, the limitations associated with the use of adjusted EBITDA and a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”

**	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable – construction all as disclosed in the condensed consolidated statements of cash flows or the condensed consolidated statements of operations and comprehensive loss. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted unlevered free cash flow and the limitations associated with the use of adjusted unlevered free cash flow, and for a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 15,800 route miles, including more than 11,800 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data communications, Internet connectivity, and customer premise equipment to end-user customers. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market changes, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ITC^DeltaCom, Inc.

Financial Highlights

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2008	2007
OPERATING REVENUES:
Integrated communications services(1)	$103,469	$97,359
Wholesale services	16,639	18,348
Equipment sales and related services(1)	4,675	6,127

TOTAL OPERATING REVENUES	124,783	121,834

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	58,368	58,109
Selling, operations and administration	46,254	46,987
Depreciation and amortization	18,316	17,378

Total operating expenses	122,938	122,474

OPERATING INCOME (LOSS)	1,845	(640)

OTHER (EXPENSE) INCOME:
Interest expense	(8,318)	(15,309)
Interest income	577	611
Other income	31	12

Total other expense, net	(7,710)	(14,686)

LOSS BEFORE INCOME TAXES	(5,865)	(15,326)

INCOME TAX EXPENSE	—	—

NET LOSS	(5,865)	(15,326)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(7,073)	(1,942)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(12,938)	$(17,268)

BASIC AND DILUTED NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS	$(0.17)	$(0.92)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	76,387,873	18,766,942

(1)	Certain amounts have been reclassified for presentation purposes.

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
Integrated communications services revenues: (1)
Long distance and access	$19,195	$18,146	$19,476	$20,220	$19,568
Business local, data and internet	84,274	82,303	81,749	79,881	77,791

Total integrated communications services revenues	103,469	100,449	101,225	100,101	97,359

Wholesale services revenues:
Broadband transport	13,451	13,287	13,613	13,986	13,976
Local interconnection	1,235	1,279	1,434	1,644	1,900
Directory assistance and operator services	1,140	1,344	1,402	1,387	1,429
Other	813	982	906	978	1,043

Total wholesale services revenues	16,639	16,892	17,355	17,995	18,348

Equipment sales and related services revenues (1)	4,675	4,639	6,182	5,476	6,127

Total operating revenues	124,783	121,980	124,762	123,572	121,834

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	58,368	56,577	58,838	58,668	58,109
Selling, operations and administration expense	46,254	50,239	48,713	46,146	46,987
Depreciation and amortization	18,316	19,079	19,449	18,260	17,378

Total operating expenses	122,938	125,895	127,000	123,074	122,474

OPERATING INCOME (LOSS)	$1,845	$(3,915)	$(2,238)	$498	$(640)

(1)	Certain amounts have been reclassified for presentation purposes.

ITC^DeltaCom, Inc.

Quarterly Highlights (continued)

(Unaudited)

	Three Months Ended
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
Retail business voice lines in service(1)
UNE-T and UNE lines(2)	349,537	339,534	327,915	316,267	309,178
Increase from previous quarter	2.9%	3.5%	3.7%	2.3%	4.5%

Resale and UNEP lines(3)	74,362	78,976	83,697	89,454	94,373
(Decrease) from previous quarter	(5.8%)	(5.6%)	(6.4%)	(5.2)%	(4.5)%

Total retail business voice lines in service	423,899	418,510	411,612	405,721	403,551

Wholesale voice lines in service(4)	40,825	40,319	42,596	46,345	49,427
Increase (decrease) from previous quarter	1.3%	(5.3)%	(8.1)%	(6.2)%	3.6%

Total business voice lines in service (5)	464,724	458,829	454,208	452,066	452,978

Number of employees (6)	1,724	1,800	1,813	1,807	1,867

(1)	Lines in service include only voice lines in service. Conversion of data services provided to customers to a voice line equivalent is not included.
(2)	Facilities-based service offering in which ITC^DeltaCom provides local transport through its owned and operated switching facilities.
(3)	Resale service offering in which ITC^DeltaCom provides local service through a leased switch port and loop from the local operating company.
(4)	Represents primary rate interface circuits provided as part of ITC^DeltaCom’s local interconnection services for Internet service providers.
(5)	Reported net of lines disconnected or canceled.
(6)	Includes full-time and part-time employees.

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

	March 31, 2008	December 31, 2007
	(Unaudited)
Balance Sheet Data (at period end):

Cash and cash equivalents (unrestricted)	$60,400	$57,505

Working capital	41,597	42,179

Total assets	394,857	398,366

Long-term liabilities	309,806	306,535

Convertible redeemable preferred stock	—	34,351

Stockholders’ equity (deficit)	355	(23,924)

Total liabilities and stockholders’ deficit	394,857	398,366

	Three Months Ended
	March 31, 2008	Dec. 31, 2007	Sept.30, 2007	June 30, 2007	March 31, 2007
	(Unaudited)
Other Financial Data:

Capital expenditures(1)	$12,741	$12,215	$11,508	$13,105	$13,661

Cash flows (used in) provided by:
Operating activities	16,844	13,740	(5,712)	8,739	6,396
Investing activities	(13,232)	(12,552)	(11,767)	(13,269)	(13,157)
Financing activities	(717)	(2,111)	22,817	(3,079)	(183)

Adjusted EBITDA (2)	20,833	19,634	20,479	19,468	17,483

Adjusted unlevered free cash flow (3)	8,092	7,447	9,015	6,363	3,822

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(In thousands)

Notes:

(1)	Includes equipment purchased through capital leases and changes in accrued capital related costs.
(2)	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, stock-based compensation, restructuring expenses and other income or loss all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted EBITDA, the limitations associated with the use of adjusted EBITDA and a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”
(3)	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA as defined above in Note (2) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable – construction all as disclosed in the condensed consolidated statements of cash flows or the condensed consolidated statements of operations and comprehensive loss. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted unlevered free cash flow and the limitations associated with the use of adjusted unlevered free cash flow, and for a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ITC^DeltaCom, Inc.

Adjusted EBITDA Reconciliation

(In thousands)

(Unaudited)

Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, stock-based compensation, restructuring expenses and other income or loss all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Not all of these adjustments are applicable in every period. Adjusted EBITDA is not a financial measurement under generally accepted accounting principles (“GAAP”). The following table presents adjusted EBITDA amounts for the fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with GAAP:

	Three Months Ended
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
	(Unaudited)
Net loss	$(5,865)	$(11,643)	$(135,523)	$(14,534)	$(15,326)
Add: non-EBITDA items included in net loss:
Depreciation and amortization	18,316	19,079	19,449	18,260	17,378
Interest expense, net of interest income	7,741	7,715	10,849	15,043	14,698
Stock-based compensation	672	4,470	3,268	710	721
Non-cash loss on extinguishment of debt	—	—	105,269	—	—
Debt issue cost write-off	—	—	7,298	—	—
Prepayment penalties on debt	—	—	8,208	—	—
Equity commitment fees	—	—	1,620	—	—
Restructuring expenses	—	—	—	—	24
Other (income) loss	(31)	13	41	(11)	(12)

Adjusted EBITDA	$20,833	$19,634	$20,479	$19,468	$17,483

ITC^DeltaCom has included data with respect to adjusted EBITDA because its management evaluates and projects the performance of ITC^DeltaCom’s business using several measures, including adjusted EBITDA. Management uses adjusted EBITDA to enhance its understanding of ITC^DeltaCom’s core operating performance, which represents management’s views concerning ITC^DeltaCom’s performance in the ordinary, ongoing and customary course of its operations.

ITC^DeltaCom’s management also uses adjusted EBITDA to evaluate ITC^DeltaCom’s core operating performance relative to that of its competitors. This financial measure permits a comparative assessment of ITC^DeltaCom’s operating performance, relative to the company’s performance based on its GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within the communications industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities

ITC^DeltaCom, Inc.

Adjusted EBITDA Reconciliation (continued)

(In thousands)

(Unaudited)

and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, increased merger and acquisition activity and financial restructurings have resulted in significant non-operating changes to earnings of communications companies that may not be reflective of their core operating performance. Management believes that adjusted EBITDA facilitates company-to-company comparisons within ITC^DeltaCom’s industry by eliminating some of the foregoing variations. Adjusted EBITDA, however, may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure.

ITC^DeltaCom provides information relating to its adjusted EBITDA so that analysts, investors and other interested persons have the same data that management uses to assess ITC^DeltaCom’s core operating performance. Management believes that providing this information permits the foregoing persons to obtain a better understanding of ITC^DeltaCom’s core operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure that performance on a standalone and a comparative basis.

ITC^DeltaCom’s management believes that consideration of adjusted EBITDA should be supplemental, however, because adjusted EBITDA has limitations as an analytical financial measure, including the following:

•	adjusted EBITDA does not reflect ITC^DeltaCom’s capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;

•	adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, associated with ITC^DeltaCom’s indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will likely have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	adjusted EBITDA does not reflect the effect of earnings or charges resulting from matters that ITC^DeltaCom’s management considers as not indicative of ITC^DeltaCom’s ongoing operations; and

•

to the extent that ITC^DeltaCom changes its accounting of certain transactions or other items from period to period, ITC^DeltaCom’s adjusted EBITDA may not be directly comparable from period to period.

Management compensates for these limitations by using adjusted EBITDA only as a supplemental measure of ITC^DeltaCom’s operating performance and by considering independently the economic effects of the foregoing items that are or are not reflected in adjusted EBITDA. As a result of the foregoing limitations, adjusted EBITDA should not be considered as an alternative to net income (loss), as calculated in accordance with GAAP, as a measure of operating performance, nor should it be considered as an alternative to cash flows, as calculated in accordance with GAAP, as a measure of liquidity.

ITC^DeltaCom, Inc.

Adjusted Unlevered Free Cash Flow Reconciliation

(In thousands)

(Unaudited)

Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable – construction all as disclosed in the condensed consolidated statements of cash flows or the condensed consolidated statements of operations and comprehensive loss. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles (“GAAP”). The following table presents adjusted unlevered free cash flow amounts for the fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with GAAP:

	Three Months Ended
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007		June 30, 2007	March 31, 2007
	(Unaudited)
Net cash provided by (used in) operating activities	$16,844	$13,740	$(5,712	)(1)	$8,739	$6,396

Adjustments to reconcile net cash provided by operating activities to adjusted unlevered free cash flow-
Elements included in net cash provided by (used in) operating activities not included in adjusted unlevered free cash flow:
Total changes in current operating assets and liabilities	(2,104)	(218)	9,062	(1)	(151)	1,270
Provision for bad debts	(1,005)	(975)	(1,865)		(33)	(850)
Interest expense excluding interest paid in kind and in common stock, and amortization of debt issuance costs and debt discount, net of interest income	7,129	7,102	9,404		10,924	10,655
Other (income) loss	(31)	13	41		(11)	(12)
Restructuring expenses	—	—	—		—	24
Prepayment penalties paid in cash on debt extinguishment	—	—	7,973		—	—
Unused equity commitment fees	—	—	1,620		—	—

Adjusted EBITDA	20,833	19,662	20,523		19,468	17,483
Less:
Capital expenditures (including equipment purchased through capital leases)	(13,016)	(14,053)	(11,965)		(12,826)	(10,487)
Change in accounts payable -construction	275	1,838	457		(279)	(3,174)

Adjusted unlevered free cash flow	$8,092	$7,447	$9,015		$6,363	$3,822

See accompanying Notes to Adjusted Unlevered Free Cash Flow Reconciliation on the following page.

ITC^DeltaCom, Inc.

Adjusted Unlevered Free Cash Flow Reconciliation (continued)

(In thousands)

(Unaudited)

Notes:

(1)	Cash payments of interest during the three months ended September 30, 2007 included two quarterly interest payments totaling $19.5 million compared to interest expense of $11.4 million recorded for this period. Before the refinancing transactions completed on July 31, 2007, interest payments were due and made on the first day of each quarter. After the refinancing transactions, interest payments were due and made on the last day of the quarter. The additional quarterly interest paid during the foregoing period as a result of the refinancing transactions totaled $9.9 million.

ITC^DeltaCom has included data with respect to adjusted unlevered free cash flow because its management considers adjusted unlevered free cash flow to be a useful, supplemental indicator of its operating performance because, when measured over time, adjusted unlevered free cash flow provides supplemental information to investors concerning the growth rate in ITC^DeltaCom’s operating results and its ability to generate cash flows to satisfy mandatory debt service requirements and make other mandatory, non-discretionary expenditures.

ITC^DeltaCom’s management believes that consideration of adjusted unlevered free cash flow should be supplemental, however, because adjusted unlevered free cash flow has limitations as an analytical financial measure, including the following:

•	adjusted unlevered free cash flow does not reflect ITC^DeltaCom’s cash expenditures for changes in current operating assets and liabilities;

•

adjusted unlevered free cash flow does not reflect ITC^DeltaCom’s cash expenditures for interest expense or accrued restructuring and merger costs, prepayment penalties on debt paid in cash, equity commitment fees, changes in restricted cash balances or proceeds from sales of fixed assets;

•	ITC^DeltaCom does not pay income taxes due to net operating losses, and therefore, generates greater adjusted unlevered free cash flow than a comparable business that does pay income taxes;

•

adjusted unlevered free cash flow is subject to variability on a quarterly basis as a result of the timing of payments made or received related to accounts receivable, accounts payable and other current operating assets and liabilities; and

•	adjusted unlevered free cash flow may be calculated in a different manner by other companies in ITC^DeltaCom’s industry, which limits its usefulness as a comparative measure.

ITC^DeltaCom’s management compensates for these limitations by relying primarily on its results under GAAP to evaluate its operating performance and by considering independently the economic effects of the foregoing items that are not reflected in adjusted unlevered free cash flow. As a result of these limitations, adjusted unlevered free cash flow should not be considered as a measure of liquidity nor as an alternative to net cash provided by operating activities, cash used in investing activities, cash provided by (used in) financing activities or change in cash and cash equivalents, as calculated in accordance with GAAP.